UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2012

D.R. Horton, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14122	75-2386963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Commerce Street, Suite 500, Fort Worth, Texas 76102

(Address of principal executive offices)

Registrant’s telephone number, including area code: (817) 390-8200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

2012 Fiscal Year Compensation of Chairman and Chief Executive Officer.

On November 8, 2012, the Compensation Committee of the Board of Directors determined and approved the performance compensation to be paid to Donald R. Horton, Chairman, and to Donald J. Tomnitz, President and Chief Executive Officer, for the fiscal year ended September 30, 2012 (“2012 fiscal year”). Under the 2012 fiscal year cash performance bonus program, Mr. Horton and Mr. Tomnitz each had the opportunity to earn a cash performance bonus up to a maximum of 2% of the consolidated pre-tax income of the Company for each semi-annual period in the 2012 fiscal year. Under this program, Mr. Horton and Mr. Tomnitz each received $1,430,479 for the semi-annual period ended March 31, 2012 and each received $999,428 for the semi-annual period ended September 30, 2012 resulting in Mr. Horton and Mr. Tomnitz each receiving a total cash bonus in the amount of $2,429,907 or 1% of consolidated pre-tax income for the 2012 fiscal year. The Compensation Committee used its discretion to reduce the percentage paid from a maximum of 2% to an actual paid of 1% for the 2012 fiscal year.

Performance Determination of Fiscal 2010 Grant of Performance Restricted Stock Units.

On September 30, 2010, the Compensation Committee made an award of long-term performance restricted stock units (“Performance RSUs”) under the 2006 Stock Incentive Plan (“2006 Plan”) to Mr. Horton and Mr. Tomnitz. The performance period for the Performance RSUs was October 1, 2010 to September 30, 2012 (the “Performance Period”).

Vesting of the Performance RSUs was based on four performance goals. The four performance goals were (i) relative total shareholder return (“TSR”), (ii) relative return on investment (“ROI”), (iii) relative selling, general and administrative expense containment (“SG&A”) and (iv) relative gross profit (“GP”) (collectively, the “Performance Goals”). Each Performance Goal is weighted twenty-five percent (25%) of the target number of Performance RSUs. The Performance RSUs had a target amount of 100,000 which could be increased or decreased based on performance rankings at the end of the Performance Period.

After completion of the Performance Period, the Compensation Committee evaluated the relative peer group rankings for the four performance goals and the terms of the Performance RSUs and determined that Mr. Horton and Mr. Tomnitz each vested in 162,500 Performance RSUs. The Compensation Committee approved payout of the Performance RSUs to each of Mr. Horton and Mr. Tomnitz in the form of 162,500 shares of common stock.

2013 Fiscal Year Compensation Program of Chairman and Chief Executive Officer.

The base salaries, annual performance-based bonus plans, and other benefits for Mr. Horton and Mr. Tomnitz for the fiscal year ending September 30, 2013 (“2013 fiscal year”) were also approved by the Compensation Committee. Mr. Horton’s base annual salary remains unchanged at $1,000,000 and Mr. Tomnitz’s base annual salary remains unchanged at $900,000. Mr. Horton and Mr. Tomnitz also have the opportunity to earn cash bonuses of up to 1% of consolidated pre-tax income determined in accordance with generally accepted accounting principles and based on two semi-annual performance periods during the 2013 fiscal year. The primary components of the 2013 fiscal year compensation program for each of Mr. Horton and Mr. Tomnitz are set forth in Exhibit 10.1 to this Form 8-K and Exhibit 10.1 is hereby incorporated by reference into this Item 5.02.

Three-Year Performance Restricted Stock Units Award—Vesting September 30, 2015.

On November 8, 2012, the Compensation Committee approved an award of performance restricted stock units (“Performance RSUs”) pursuant to the Company’s 2006 Stock Incentive Plan, as amended and restated (“2006 Plan”) to the following executive officers and in the following amounts:

		Target # of Performance
Name	Office	Restricted Stock Units
Donald R. Horton	Chairman of the Board	200,000
Donald J. Tomnitz	President and CEO	150,000

The Performance RSUs relate to a three-year performance period beginning on October 1, 2012 and ending on September 30, 2015 (the “2015 Performance Period”). The Performance RSU will vest if four performance goals are satisfied. The four performance goals relate to relative total shareholder return (“TSR”), relative return on investment (“ROI”), relative selling, general and administrative expense containment (“SG&A”) and relative gross profit (“GP”) (collectively, the “Performance Goals”). Each Performance Goal is weighted twenty-five percent (25%) of the target number of Performance RSUs. The target number of Performance RSUs may be increased to a maximum number of 400,000 for Mr. Horton and 300,000 for Mr. Tomnitz upon maximum achievement of each of the four Performance Goals and decreased to a minimum number of zero upon minimum achievement of each of the four Performance Goals. Performance and percentages that fall between the maximum RSUs, the Target RSUs and the minimum (zero) RSUs shall be ranked using linear interpolation. The Company’s peer group includes ten publicly traded homebuilding companies, and with the Company included, includes eleven homebuilding companies in the final rankings.

Each Performance RSU represents the contingent right to receive one share of the Company’s common stock if vesting is satisfied. The Compensation Committee reserves the sole discretion to pay the final earned and vested Performance RSUs in equity, cash or a combination of both. The Performance RSUs have no rights to dividends or voting.

Vesting of the TSR Performance Goal component will be determined after the 2015 Performance Period based on a comparison of the Company’s TSR to the S&P 500 Index’s TSR as computed by Standard and Poor’s using their TSR methodology. Vesting of the ROI, SG&A and GP Performance Goal components will be determined after the 2015 Performance Period based on the relative ranking of the Company’s performance on each Performance Goal to each peer group company’s performance on each Performance Goal. Any portion of the Performance RSUs that do not vest due to inadequate relative performance will be forfeited. The Compensation Committee may use its sole discretion to adjust downward, in part or in whole the vested Performance RSUs or the value of the Performance RSUs based on performance of the Company, including based on total annual pre-tax income or stock price of the Company, the performance of the participant or other factors.

2012 Fiscal Year Compensation of Other Named Executive Officers.

The Board of Directors on recommendation of the Compensation Committee approved discretionary bonuses to the executive officers listed below consistent with past practices. The executive officers set forth below were “named executive officers” (as defined in Item 402(a)(3) of Regulation S-K) of the Company as of the end of the Company’s 2012 fiscal year. There have been no changes to the discretionary bonus plans of the below listed named executive officers as previously approved by the Board of Directors. A summary of the bonuses is as follows:

		Annual
		Discretionary Bonus
		for the Year Ended
Name	Office	September 30, 2012
Bill W. Wheat	Executive Vice President and Chief Financial Officer	$450,000

Stacey H. Dwyer	Executive Vice President and Treasurer	$450,000

For each of Mr. Wheat and Ms. Dwyer, $200,000 of the annual bonus related to the six months ended March 31, 2012 and $250,000 related to the six months ended September 30, 2012.

2013 Fiscal Year Compensation of Other Named Executive Officers.

The Board of Directors established and approved the 2013 fiscal year annual base salaries and 2013 fiscal year compensation programs for each of Bill W. Wheat and Stacey H. Dwyer. A summary of the 2013 compensation program for each of Mr. Wheat and Ms. Dwyer is set forth in Exhibit 10.2 to this Form 8-K and Exhibit 10.2 is hereby incorporated by reference into this Item 5.02.

Board and Committee Compensation.

On November 8, 2012, the Board of Directors of the Company approved cash director fees, committee member fees and committee chairperson fees to be paid to non-management directors of the Company in the 2013 fiscal year. All cash director fees remained at the same levels from the prior 2012 fiscal year. Board of Directors fees are $15,000 per meeting but not to exceed $60,000 per year. Director fees, committee fees and chairperson fees are only paid to non-management directors. The Board of Directors further approved an annual restricted stock retainer to each non-management director in the form of restricted stock or restricted stock units in an amount not to exceed 10,000 restricted shares of the Company’s common stock over a three year period or (i) 3,333 shares for the retainer period of January 2013 to January 2014; (ii) 3,333 shares for the retainer period of January 2014 to January 2015; and (iii) 3,334 shares for the retainer period of January 2015 to January 2016. The retainer restricted stock will be awarded at the meeting of the Board of Directors following the Company’s Annual Meeting of Stockholders to be held on January 24, 2013.

A summary of the non-management director, committee and chairperson fees is set forth in Exhibit 10.3 to this Form 8-K and Exhibit 10.3 is hereby incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Summary of Executive Compensation Notification – Chairman and Chief Executive Officer

10.2	Summary of Executive Compensation Notification – Other Executive Officers

10.3	Summary of Director, Committee and Chairperson Compensation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

D. R. Horton, Inc.

Date: November 15, 2012	By:	/s/ THOMAS B. MONTANO
Thomas B. Montano
Vice President and Corporate and Securities Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Summary of Executive Compensation Notification – Chairman and Chief Executive Officer

10.2	Summary of Executive Compensation Notification – Other Executive Officers

10.3	Summary of Director, Committee and Chairperson Compensation